EMPLOYEE AGREEMENT

THIS AGREEMENT, made and entered into this 1st day of February, 1998, between American Bank of Bradenton, Bradenton, Florida ( "the Bank" ) and Brian M. Watterson, ("Employee").

WHEREAS,  the  Bank is a state  bank,  regulated  by the  Florida  Comptroller's
Office,   Division  of  Banking,   insured  by  the  Federal  Deposit  Insurance
Corporation, and located in Bradenton, Florida, and

WHEREAS, the Bank wants to employ the Employee as Senior Vice President/Chief Financial Officer; and

Whereas, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Bank and the Employee;

NOW, THEREFORE, it is AGREED as follows:

                     I. RELATIONSHIP ESTABLISHED AND DUTIES

1. The Bank hereby will employ the Employee as Senior Vice President / Chief Financial Officer to hold the title of Senior Vice President / Chief Financial Officer, and to perform such services and duties as the President and Chief Executive Officer may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office subject to the general direction of the President and Chief Executive Officer, exercised in good faith in accordance with standards of reasonable business judgment.

2. Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer of the Bank and will not accept employment with any individual, corporation, partnership, governmental authority, or any other entity, or engage in any other venture for profit which the Bank may consider to be in conflict with his or its best interest or to be in competition with the Bank's business, or which may interfere in any way with the Employee's performance of his duties hereunder. Any exception to this must be made by notification and approval of the President and Chief Executive Officer.

                             II. TERMS OF EMPLOYMENT

1. The initial term of employment under this Agreement shall continue for three ( 3 ) years unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. This Agreement will be automatically extended each year for a one-year period after the initial term unless either party gives 90 days contrary written notice to the other. The term previously stated notwithstanding this contract shall be terminated by the earlier to occur of any of the following:

         a.        the death of the Employee:

         b. The complete disability of the Employee. "Complete disability" as used herein shall mean the inability of the Employee, due to illness, accident, or other physical or mental incapacity to perform the services provided for hereunder for an aggregate of ninety, (90) business days within any period of one hundred eighty-one (181) consecutive days during the term hereof; however disability shall not constitute a basis of discharge for cause;

         c. The discharge of Employee by the Bank for cause. "Cause" as used herein shall mean:

                  (1)      Such negligence or misconduct as shall constitute, as
                           a  matter  of  law,  a  breach  of   convenants   and
                           obligations of Employee hereunder;

                  (2) Failure or refusal of Employee to comply with the provisions of this Agreement;

                  (3)      Employee  being  convicted  by any  duly  constituted
                           court  with   competent   jurisdiction   of  a  crime
                           involving moral turpitude;

                  (4) Employee violating standards outlined in employee handbook;

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                  (5)      The  initiation of a proceeding  against  employee by
                           the Bank's primary federal or state regulator, the result of which may by the Employee's suspension or removal pursuant to 12 U.S.C. 1818(e) or like state statute.

         Termination of employee's employment shall terminate his designation as an officer of the bank. In the event of Employee's termination with "cause", the Employee shall be entitled to payment of salary and benefits through the date of termination. The Board of Directors, in its sole and absolute discretion may pay the Employee severance pay when the Employee is terminated for cause but such severance pay shall in no circumstance exceed three (3) months of Employee's base salary hereunder due and payable on the date of termination. In the event of termination due to death or complete disability, the employee is entitled to severance pay equal to one (1) months pay for each full year employed by the Bank. In the event Employee is terminated without cause under this Agreement, Employee shall be entitled to twelve (12) months severance pay at his then current rate, due and payable on the date of termination.

                                III. COMPENSATION

         For all services which Employee may render the Bank during the term hereof, the Bank shall pay the Employee, subject to such deductions as may be required by law:

         1. Base Salary. An annual salary of Ninety Thousand and No/100 Dollars ($90,000.00)payable in weekly installments and subject to such deductions as, until January 1, 1999. Thereafter, the Base Salary shall be adjusted each January 1, during the term of employment, to reflect the increases, if any, in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average ( 1982-1984 = 100 ) published by the Bureau of Labor Statistics of the U.S.Department of Labor (the "Price Index" ). Annual adjustments shall be made by determining the percentage increase in the Price Index over the previous twelve-month period ending August 31. Merit-based increases to salary shall be determined by the President and Chief Executive Officer. The Base Salary, so increased, shall not thereafter be decreased during the term of employment.

         2. Performance Bonus. If earned by Employee, the Bank shall pay to the Employee, each fiscal year during the term of employment, a performance bonus in accordance with Schedule A attached hereto and by reference made a part hereof. Such bonus shall be paid to and by reference made a part hereof. Such bonus shall be paid to Employee within thirty (30) days after the end of the fiscal year.

                               IV. OTHER BENEFITS

         1. The Employee shall be entitled to participate in any plan of the Bank relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of its employees.

         2. The Employee shall be eligible to participate in any other benefits which may be or become applicable to the Bank's executive employees, including but no limited to an expense account to reimburse Employee for documented business expenses, the payment of reasonable expenses for attending annual and periodic meetings of trade associations as approved by the President and Chief Executive Officer, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

         3. At such reasonable times as the President and Chief Executive Officer shall in his discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences count as vacation time, provided that:

                  a. The Employee shall be entitled to an annual vacation of four (4) weeks per year.

                  b. The timing of vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

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                  c.       In  addition to the  aforesaid  paid  vacations,  the
                           Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the President and Chief Executive Officer in his discretion determines. Further, the Board of Directors shall be entitled to grant the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.


                              V. CHANGE OF CONTROL

         1. If during the term of this Agreement there is a change of control ( COC ) of the bank, the Employee shall be entitled to termination or severance pay in the event the Employee's employment is terminated, except for just cause as defined in
                  Section II., paragraph 1c, within ninety ( 90 ) days prior to or after a change in control. In the event the Employee is involuntarily terminated as a result of the COC, the Employee shall be entitled to receive his salary through the last day of the calendar month of termination. In addition, the terminated Employee shall receive an amount equal to twelve
                  (12) additional month's salary as severance pay, such payment to be made one-half (1/2)at the time of termination and one-half (1/2) in monthly installments over six months. If the Employee voluntarily terminates his employment as a result of or after the change in control, the Employee is entitled to no severance payment.

         2. The following items are automatically considered due and payable in the event that a change of control occurs and the Employee is involuntarily terminated:

                  a. Non-forfeitable deferred compensation shall be paid out in full.
                  b. In the event that the Employee is a participant in a restricted stock plan, or shared option plan or the like, and such plan is terminated involuntarily as a result of the COC, all stock and options shall be treated as required by the plan.

         3. For purposed of this Agreement, "control" shall refer to the acquisition of twenty-five (25) percent or more of the voting securities of the Bank by any person or persons acting as a group within the meaning of Section 13 ( d ) of the Securities Exchange Act of 1934,if such acquisition would be subject to prior notice under the Change in Bank Control Act, or prior notice to any federal or state regulator. The term "person" refers to an individual, corporation, bank, bank holding company or other entity.

                         VI. POST TERMINATION COVENANTS

         1. If during the term hereof Employee shall cease employment hereunder for any reason, following such termination Employee agrees that he will not, without prior written consent of the
                  Bank:

                  a. Furnish anyone with the name of, or any list or lists of customers of the Bank or utilize such list or information himself for banking purposes; or

                  b. Furnish, use, or divulge to anyone any information acquired by him from the Bank relating to the Bank's methods of doing business; or

         2. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of any other provisions of this Agreement.

         3. Bank and Employee agree that in the event Employee violates the above restrictions, the Bank shall be entitled to injunctive relief, as well as damages, and the Bank shall make no further payments to Employee under this Agreement.

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                            VII. WAIVER OF PROVISIONS


         Failure of any of the parties to insist, in one or more instances, on performance by the others in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.


                               VIII. GOVERNING LAW

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be void and unenforceable, the same shall not effect the remaining provisions thereof.

                         IX. MODIFICATION AND AMENDMENT

         This Agreement contains the sole and entire agreement among the parties hereto, and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date thereof, be null and void. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                          X. COUNTERPARTS AND HEADINGS

         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instruments. The headings set out herein are for convenience of reference and shall not be deemed a part of this Agreement.

                          XI. CONTRACT NONASSIGNABLE BY EMPLOYEE

         This Agreement may not be assigned or transferred by Employee, in whole or in part, without the prior written consent of the Bank.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

                  EMPLOYEE:


         ------------------------   --------------------------------------------
         Witness                            EMPLOYEE                   Date


                  BANK:


         ------------------------   --------------------------------------------
         Witness                            PRESIDENT                   Date

                                      SCHEDULE A


         The Performance Bonus for Brian M. Watterson shall be based upon achievement of the Return on Average Assets based on the annual budget as approved by the Board of Directors. The Performance Bonus will apply based upon the following formula:

         ROA               1.00% but less than 1.25 % = 10%

         ROA               1.25% but less than 1.50%   = 15%

         ROA               Over 1.50%                  = 20%